CSFB 05-5

Group 4

Pay rules

1.

Pay pro-rata to the 4PT1-4PT3 until retired

Notes

Pxing Speed = 100 PPC ( 8 CPR to 20 CPR over 12 months, 20 CPR thereafter)

Settlement = 5/31/05